Exhibit 21.1

SUBSIDIARIES OF HUNTINGTON INGALLS INDUSTRIES, INC.

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage
AMSEC LLC	Delaware	100%
Avondale Engineering & Construction Company	Delaware	100%
Continental Maritime of San Diego, Inc.	California	100%
Fleet Services Holding Corp.	Delaware	100%
HII Services Corporation	Delaware	100%
HII (US) International Holding Company	Delaware	100%
HII (UK) International Holding Ltd.	United Kingdom	100%
Huntington Ingalls Engineering Services, Inc.	Delaware	100%
Huntington Ingalls Incorporated	Virginia	100%
Huntington Ingalls Industries Energy and Environmental Services, Inc.	Delaware	100%
Huntington Ingalls Industries International Shipbuilding, Inc.	Nevada	100%
Huntington Ingalls Industries Risk Management LLC	Vermont	100%
Huntington Ingalls Unmanned Maritime Systems, Inc.	Delaware	100%
Ingalls Shipbuilding, Inc.	Delaware	100%
Newport News Energy Company	Virginia	100%
Newport News Industrial Corporation	Virginia	100%
Newport News Nuclear, Inc.	Virginia	100%
Newport News Reactor Services, Inc.	Virginia	100%
Newport News Shipbuilding and Dry Dock Company	Delaware	100%
Pegasus International, Inc.	Texas	100%
Pegasus International Services, Inc.	Nevada	100%
Pegasus International (UK), LTD	United Kingdom	100%
Quest Project Personnel, Inc.	Texas	100%
Southwest Survey Inc.	Texas	100%
Stoller Newport News Nuclear, Inc.	Delaware	100%
Stoller Newport News Nuclear Ltd.	United Kingdom	100%
TITAN II Inc.	Delaware	100%
Undersea Solutions Corporation	Delaware	100%
Universal Cayman, Inc.	Cayman Islands	100%
Universal Destinations LLC	Texas	100%
Universal Ensco, Inc.	Texas	100%
UniversalPegasus International Holdings, Inc.	Delaware	100%
UniversalPegasus International, Inc.	Delaware	100%
UniversalPegasus Power Services, Inc.	Delaware	100%
UniversalPegasus International Trinidad and Tobago Limited	Trinidad and Tobago	86.5%
UniversalPegasus International Canada, Inc.	Canada - Alberta	100%
UP International, Inc.	Delaware	100%
UPI Projects Canada Ltd.	Canada - Alberta	100%

UPI (EG), LLC	Texas	100%
UP Support Services, Inc.	Delaware	100%
UP Verification Trinidad and Tobago Limited	Trinidad and Tobago	100%

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